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                                                                      Exhibit 23





                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40750) pertaining to The Retirement Plan of Pioneer-Standard Electronics, Inc., of our report dated May 17, 2002, with respect to the financial statements and schedule of The Retirement Plan of Pioneer-Standard Electronics, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2001.




                                                /s/ ERNST & YOUNG LLP




Cleveland, Ohio
June 13, 2002